UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 14, 2009 (September 9, 2009)
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Forbearance Agreements

On February 25, 2009, we entered into a forbearance agreement, as amended, with Bedford Oak Partners, L.P. (“Bedford Oak”), as previously reported on our Current Reports on Form 8-K, as filed with the SEC on March 2, 2009 and May 6, 2009 and in our Quarterly Report on Form 10-Q, as filed with the SEC on May 15, 2009.  On September 9, 2009, in consideration for entering into the foregoing agreements, the Company agreed to issue Bedford Oak a five-year warrant to purchase 12,500 shares of the Company’s common stock at $0.75 per share.

On February 25, 2009, the Company entered into a forbearance agreement, as amended, with Christopher C. Dewey, as previously reported on our Current Reports on Form 8-K, as filed with the SEC on March 2, 2009, May 6, 2009 and May 29, 2009 and in our Quarterly Report on Form 10-Q, as filed with the SEC on May 15, 2009.  On September 9, 2009, in consideration for entering into the foregoing agreements, the Company agreed to (i) reduce the exercise price of his warrant to purchase 125,000 shares of the Company’s common stock from $1.00 to $0.75 per share and (ii) to issue Mr. Dewey a five-year warrant to purchase 100,000 shares of the Company’s common stock at $0.75 per share.

Christopher Dewey is a member of the Company’s board of directors.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
By:	/S/ MARK GOLDWASSER
Mark Goldwasser
Chief Executive Officer

Dated: September 14, 2009

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